PROSPECTUS and				PRICING SUPPLEMENT NO. 27
PROSPECTUS SUPPLEMENT, each		effective at 1:45 PM ET
Dated January 12, 1999			Dated January 10, 2000
CUSIP: 24422ELQ0				Commission File No.: 333-69601
						Filed pursuant to Rule 424(b)(3)

				U.S. $1,815,850,000
			JOHN DEERE CAPITAL CORPORATION

				MEDIUM-TERM NOTES, SERIES C
		due from 9 Months to 30 Years from Date of Issue
				(Floating Rate Notes)

Original Issue Date:				13 January 2000

Maturity Date:					14 January 2002

Principal Amount:					$50,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 17 Basis Points

Initial Interest Determination Date:	11 January 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 14th
							Jan, Apr, Jul, Oct
							(or next business day)

Interest Determination Dates:			Two London Banking Days
							preceding such Interest
							Reset Dates

Interest Payment Dates:				Quarterly on the 14th
							Jan, Apr, Jul, Oct
							(or next business day)


Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.,
							as agent has offered the
							securities for sale at a
							purchase price of 100% of the
							aggregate principal amount
							of the Senior Notes.


Merrill Lynch & Co.